Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FERRELLGAS, L.P." AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1994, AT 2:30 O'CLOCK P.M.
CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL,

A.D. 1996, AT 3:15 O'CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1999, AT 10:55 O'CLOCK A.M.
CERTIFICATE OF MERGER, FILED THE THIRTEENTH DAY OF DECEMBER,

A.D. 2002, AT 4 O'CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTIETH DAY OF APRIL,

A.D. 2004, AT 2:49 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-FIRST DAY OF APRIL, A.D. 2004, AT 8 O'CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

AFORESAID LIM I TED PARTNERSHIP , "FERRELLGAS, L .P. " .

APR 22 '94 13: 13 RR DONNELLEY HOUSTON    STATE OF DELAWARE    p 2
SECRETARY OF STATE    . DIVISION OF CORPORATIONS FILED 02,30 PM 04/22/1994

CERTIFICATE OF LIMITED PARTNERSHIP 2397107
OF
FERRELLGAS, L.P.
The undersigned represent that they have formed a limited partnership pursuant to 6 Del. C. Section 17-101 et seq. (the "Act") and that the undersigned have executed this Certificate in compliance with the requirements of the Act. The undersigned further state: ·

1. The name of the limited partnership is Ferrellgas, L.P. (the "Partnership").

2.
The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

Name and Address of
Registered Agent    Address of Registered Office

The Corporation Trust Company Corporation Trust Center
1209 Orange Street Wilmington, New Castle County, Delaware 19801

Corporation Trust Center 1209 Orange Street Wilmington, New Castle County, Delaware 19801

3.	The name and business address of the General Partner is as follows:

General Partner
Ferrellgas, Inc.

Address

One Liberty Plaza Liberty, Missouri 64068

WHEREFORE, the undersigned have executed this Certificate as of the
22 day of April, 1994.

GENERAL PARTNER:
Ferrellgas, Inc., a Delaware corporation

By: /s/ Danley K. Sheldon
Danley K. Sheldon
Chief Financial Officer

LIMITED PARTNER:
Ferrellgas Partners, L.P.,
a Delaware limited partnership
By: Ferrellgas, Inc., as general partner

By: /s/Danley K. Sheldon
Danley K. Sheldon
Chief Financial Officer

RP'< 22 '94 13: 13 RR DONNELLEY HOUSTON    P. 3

CONSENT TO USE OF NAME

Ferrellgas, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the organization of Ferrellgas, L.P. in the State of Delaware.

IN WITNESS WHEREOF, the said Ferrellgas, Inc. has caused this consent to be executed by its Chief Financial Officer and attested by its assistant secretary, this 22 day of April, 1994.

FERRELLGAS, INC.

By: /s/ Danley K. Sheldon
Danley K. Sheldon,
Chief Financial Officer

Attest:

/s/ Rhonda Smiley
Rhonda Smiley,
Assistant Secretary

..- A p r

., Ii ' ,.. ,..

22.

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 03, l5 PM 04/22/1996
9601 15773 - 2397107

" / -

CERTIFICATE OF MERGER OF
STEWART ROAD, L.P. INTO
FERRELLGAS, L.P.

To the Secretary of State State of Delaware

Stewart Road, LP., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of merging with other business entities pursuant to Section 17-211 of the Act, hereby certifies that:

1.The name and jurisdiction of organization of each domestic limited partnership or other business entity which is. a constituent entity are:

NAME    JURISDICTION

Stewart Road, L.P.    Delaware

Ferrellgas, L.P.                Delaware

2.	An agreement of merger has been approved and executed by each domestic limited partnership or other business entity which is a constituency entity.

3.	The name of the surviving domestic limited partnership is Ferrellgas, L.P.

4.    The merger shall be effective upon filing.

5.    The agreement of merger is on file at the following place of business of the surviving domestic limited partnership:

Ferrellgas, L.P.
One Liberty Plaza Liberty, Missouri 64068

KCOI Zl 2715. l

: \ ;.I-\ I,·;'1 ' :,.
• '

6.    A copy of the agreement of merger will be furnished by the surviving domestic limited partnership, on request and without cost, to any partner of any domestic limited partnership, or any person holding an interest in any other business entity which is a constituent entity.

Signed on April 22, 1996.

FERRELLGAS, L.P.

By:    Ferrellgas, Inc.
General Partner

By: /s/ James M. Hake
James M. Hake
Vice: President - Acquisitions

KCOI 2 1271!5.1    2

CERTIFICATE OF MERGER OF THERMOGAS L.L.C. WITH AND INTO FERRELLGAS, L.P.

The undersigned limited partnership formed and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. § 17-101, et seq. (the "Act"),

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:
Jurisdiction of
Formation or Organization

Thermogas L.L.C.    Delaware

Ferrellgas, L.P.    Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed in accordance with Section 17-211 of the Act and Section 18-209 of the Delaware Limited Liability Com pan y Act by Ferrellgas, L.P. and Thermogas L.L.C.

THIRD: The name of the surviving Delaware limited partnership is Ferrellgas, L.P.

FOURTH: The executed Agreement and Plan of Merger is on fi le at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is One Liberty Plaza, Libe.rty, Missouri 64068.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of Ferrellgas, L.P or any former m ember of Thermogas L.L.C.

IN WITNESS WHEREOF, this Certificate of Merger has been executed as of this 17th day of December, 1999.

FERRELLGAS, LP.

By Ferrellgas , Inc., its general partner By:	/s/ James A Hake
James A. Hake
Senior Vi ce President - Acquisitions

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 10:55 AM 12/17/1999

991545246 - 2397107

** TOTAL PAGE 02 **

CERTIFICATE OF MERGER OF PRO AM DELAWARE, LLC WITH AND INTO FERRELLGAS. L.P.

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 04:00 PM 12/13/2002
020770158 - 2397107

The undersigned limited partnership formed and existing under and by virtue of the
Delaware Revised Uniform Limited Partnership Act, 6 Del.C § 17-101, et seq (the "Act").
DOES HEREBY CERTIFY:
FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name            Jurisdiction of Formation or Organization

Pro Am Delaware, LLC                    Delaware Ferrellgas, L.P                        Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed in accordance with Section 17-211 of the Act and Section 18-209 of the Delaware Limited Liability Company Act by Ferrellgas, L.P. and Pro Am Delaware, LLC
THIRD: The name of the surviving Delaware limited partnership is Ferrellgas, L.P.
FOURTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is One Liberty Plaza, Liberty, Missouri 64068.
FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of Ferrellgas, L.P. or any former member of Pro Am Delaware, LLC
IN WITNESS WHEREOF, this Certificate of Merger has been executed as of this
16th day of December, 2002.

FERRELLGAS, L.P.

By: Ferrellgas, Inc., its general partner

By: I sl Kenneth A Heinz Name: Kenneth A Heinz

Title:	Vice President of Finance and Corporate Development

JC 46104. 1

CERTIFICATE OF MERGER
of
FERRELLGAS ESCROW LLC
and
BLUE RHINO LLC
with and into FERRELLGAS, L.P.

State of Delaware Secretary of State Division of Corporations
Delivered 02:49 PM 04/20/2004 FILED 02:49 PM 04/20/2004
SRV 040287813 - 2397107 FILE

Pursuant to § 17-211 of the Delaware Revised Uniform Limited Partnership Act and § 18-209 of the Delaware Limited Liability Company Act, the general partner of Ferrellgas, L.P., has executed the following Certificate of Merger for the purpose of merging Ferrellgas Escrow LLC and Blue Rhino LLC (together, the "Merging Entities"), with and into Ferrellgas, L.P, (the "Surviving Partnership"):

1.	The names and jurisdictions of formation of each of the constituent entities of the merger (the "Merger") are:

(a)	Ferrellgas Escrow LLC, a Delaware limited liability company;

(b)	Blue Rhino LLC, a Delaware limited liability company; and

(c)    Ferrellgas, L.P., a Delaware limited partnership.

2.	An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Surviving Partnership and the Merging Entities.

3.	The name of the Surviving Partnership is Ferrellgas, L.P.

4.	These mergers will become effective as of 8 a.m. Eastern Daylight Time on April 21, 2004.

5.	The Agreement of Merger is on file at the office of the Surviving Partnership. The address of the Surviving Partnership is One Liberty Plaza, Liberty, Missouri 64068.

6.	A copy of the Agreement of Merger will be furnished by the Surviving Partnership on request and without cost to any partner of the Surviving Partnership or any member of the Merging Entities.

IN WITNESS WHEREOF, Ferrellgas, L.P. has caused this Certificate of Merger to be signed by its general partner this 20th day of April, 2004.

Ferrellgas, Inc.

By: /s/ Kevin T. Kelly Kevin T. Kelly
Senior Vice President and Chief Financial Officer

24518642.3 04236729